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                                                                    Exhibit 21.1


                         Subsidiaries of the Registrant
                         ------------------------------


                 Argonaut Technologies AG, a Swiss Corporation

                Argonaut Technologies KK, a Japanese Corporation

          Argonaut Technologies Systems, Inc., a Delaware Corporation